Almost Family Comments on Recent Developments Including Hurricane Impact

October 9, 2017

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	October 9, 2017

Almost Family Comments on Recent Developments

Including Hurricane Impact

Louisville, KY, October 9, 2017 – Almost Family, Inc. (Nasdaq: AFAM), a leading provider of home health nursing services, today updated investors on the following recent events:

•

Hurricanes Irma and Harvey which impacted third quarter 2017 business primarily in the states of Florida, Georgia and Texas.  These three states provided nearly one-fourth of our revenues in the first half of 2017

•	Nearing completion of the new HomeCare HomeBase system implementation in home health operations
•	The Company’s estimated share of success fees from participation in upside-risk with Medicare Shared Savings Program Accountable Care Organizations (ACO’s) for 2016 contract year
•	Commitment of financial assistance of $100,000 to the American Red Cross Disaster Relief fund for effected areas

Impact of Hurricanes on Results of Operations

Due to the large breadth and scope Hurricane Irma, all of the Company’s 66 Florida operating locations, including 2 in Key West, experienced a substantial period of disruption.  This included the home health, personal care, hospice and assessment business units.  In addition to Florida, the Company also experienced interruptions from Hurricane Irma in Georgia and in Texas from Hurricane Harvey.  Due to the early warnings regarding these storms, disruption to normal business levels started well in advance of each storm actually striking affected areas.  However, as community and healthcare delivery system recovery efforts continued, many of our affected business units operated below pre-storm levels for elongated periods of time.

The Company currently expects these extraordinary weather events and the related disruptions to our management focus on top of seasonal business lows to reduce our income before taxes and earnings before interest, income and franchise taxes, depreciation and amortization and amortization of stock-based compensation between $3.0 million and $3.5 million in the third quarter of 2017.  (See discussion of Non-GAAP Financial Measure below.)  Additionally, due to the proximity of these

Almost Family Comments on Recent Developments Including Hurricane Impact

October 9, 2017

events to the end of the third quarter, it is possible that they will have some residual effect on fourth quarter results.  This guidance is subject to the completion and finalization of quarter end finance and accounting procedures and reflects management’s estimate based solely on information available as of the date of the release.

Company Comments

William B. Yarmuth, CEO of Almost Family, commented on the recovery efforts:  “I am extremely proud of the incredible focus and commitment of our professional staff in Florida and the other affected areas in responding rapidly and putting patients’ interests first.  While our organization has endured hurricanes in the past, these two storms were somewhat unprecedented in the scope of geography and the extent of the disruption they caused.  Our management team and staff responded exceptionally well, doing everything humanly possible to ensure that patients’ needs were appropriately triaged and their needs were met as promptly as the situation would allow.  In conjunction with our unique partnership with the American Red Cross supporting its Fire Safety Program, the Company along with its employees have committed $100,000 to the American Red Cross disaster relief fund.”

Other Updates

Home Health Software Implementation Nearing Final Stages

At the start of 2017, the Company began implementing the HomeCare HomeBase (HCHB) software system in the 110 of its home health branches not already on that system.  As of today, 93 branches have completed their transition and all active patients served by those branches are now fully in the HCHB system.  On September 18, 2017 the Company began implementation of the final wave of 17 branches and all home health admissions across the entire Company are now being processed in HCHB.  There will be no active patients remaining in the predecessor systems by the end of November 2017.  The Company has begun to experience meaningful operational efficiency gains, generally about 120 days after the end of each wave, and expects these gains to be partially reflected in its fourth quarter 2017 results and fully reflected in its results in its 2018 reporting year.

Share of Accountable Care Organization “MSSP” Expectations

The Company currently expects to report its share of the Medicare Shared Savings Program success fees under ACO contracts for the 2016 performance year in its fourth quarter 2017 results, at between $2.0 million and $2.4 million.  Additionally the Company’s ACO enablement subsidiary partnered to submit applications for 18 new ACO’s for the 2018 program year, a number that exceeds the total ACO’s currently under management.

Non-GAAP Financial Measure

Earnings before interest, income and franchise taxes, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it provides a common analytical indicator within its industry to evaluate performance, measure leverage capacity and debt service ability, and

Almost Family Comments on Recent Developments Including Hurricane Impact

October 9, 2017

to estimate current or prospective enterprise value.  EBITDA is also used in certain covenants contained in the Company’s credit agreement.

The Company’s estimate of the extraordinary hurricane impact in this release refers to a non-GAAP financial measure, EBITDA.  The Company is unable to provide preliminary results for comparable GAAP measures such as operating income, net income or net cash provided by operating income for the third quarter without unreasonable efforts because the Company’s closing procedures for the quarter are incomplete.  Accordingly, the Company is unable to provide a reconciliation from a GAAP measure to the non-GAAP measure without unreasonable effort.

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 332 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. (CHS) (NYSE: CYH).  Almost Family, Inc. and its subsidiaries operate Home Health, Other Home-Based Services and HealthCare Innovations segments.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements.  The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including: we may learn new information during our quarter end finance and accounting procedures regarding the impact of the hurricanes; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; changes to the administration of the Medicare Shared Savings Program; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to acquisition transactions, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from a transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to implement, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-

Almost Family Comments on Recent Developments Including Hurricane Impact

October 9, 2017

insurance risks.  For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 30, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”

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